Exhibit 99.03

Balance Sheets

December 31, 2016

(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$244,980
Accounts and retainage receivable, net	650,886
Costs and earnings in excess of billings	91,657
Prepaid expenses	839

Total current assets	988,362

Property and equipment, net of accumulated depreciation	99,816
Security deposits and other non-current assets	6,097

$1,094,275

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$655,026
Accounts payable to related party	52,211
Sales tax payable	114,085
Billings in excess of costs and earnings	75,691

Total current liabilities	897,013

Shareholders’ equity:
Common stock, no par value, 1,000,000 shares authorized, 97,939 shares issued and outstanding	504,484
Retained earnings (deficit)	(256,416)
Accumulated other comprehensive loss	(50,806)

Total shareholders’ equity	197,262

Total liabilities and shareholders’ equity	$1,094,275

See accompanying notes to financial statements.

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Statements of Operations, Comprehensive Operations

and Shareholders’ Equity

(Unaudited)

	Six Months Ended
	December 31,
	2016	2015

Construction income	$2,207,238	$3,373,775
Direct costs	1,408,406	2,326,160

Gross profit	798,832	1,047,615

General and administrative expenses	862,524	1,030,929

(Loss) income before other income and expense	(63,692)	16,686

Other income (expense):
Loss on disposition of equipment	17,651	4,722
Interest expense	-	(1,142)
Other income	453	2,267

Total other income	18,104	5,847

Net income (loss)	(45,588)	22,533

Other comprehensive (loss) income:
Foreign currency translation difference	(6,343)	(21,998)
Total comprehensive (loss) income	(51,931)	535

Shareholders’ equity, beginning of period	249,193	423,220

Shareholders’ equity, end of period	$197,262	$423,755

See accompanying notes to financial statements.

2

Statements of Cash Flows

(Unaudited)

	December 31,
	2016	2015
Cash flows from operating activities:
Net (loss) income	$(45,588)	$22,533
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	13,402	5,407
(Increase) decrease in:
Accounts and retainage receivable	104,511	(247,511)
Costs and earnings in excess of billings	12,914	(137,708)
Prepaid expenses and other current assets	7,368	(683)
Security deposits and other non-current assets	-	6,274
Increase (decrease) in:
Accounts payable and accrued expenses	6,634	162,968
Accounts payable to related party	14,403	(121)
Billings in excess of costs and earnings	(9,517)	49,393
Sales tax payable	(39,583)	3,415

Net cash provided by (used in) operating activities	64,544	(136,033)

Cash flows from investing activities:
Purchase of property and equipment	(63,279)	(32,641)

Net cash used in investing activities	(63,279)	(32,641)

Net increase (decrease) in cash	1,265	(168,674)

Effect of foreign currency translation on cash	(6,481)	(16,716)

Cash and cash equivalents, beginning of year	250,196	277,522

Cash and cash equivalents, end of year	$244,980	$92,132

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

See accompanying notes to financial statements.

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Notes to Financial Statements

Note 1 - Nature of Operations

Formed under the laws of the Australian State of Queensland in 1997, The Pride Group Pty Ltd (the “Company”) is a leading provider of a variety of technology based products and services in the commercial security systems space and in the renewable energy space, including, but not limited to, alarm systems, access control, video surveillance, closed circuit television, audio and visual systems and public announcement systems.

Note 2 - Summary Of Significant Accounting Policies

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts and retainage receivable:

Accounts receivable are recorded when invoices are issued and are presented in the balance sheet net of the allowance for doubtful accounts. The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions in the construction industry, and the financial stability of its customers. Accounts are written off as uncollectible after collection efforts have failed. In addition, the Company does not generally charge interest on past-due accounts or require collateral. At December 31, 2016, there was no allowance for doubtful accounts required.

Property and Equipment, and Depreciation:

Property and equipment are stated at cost. Depreciation is generally provided using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the remaining term of the lease or the estimated useful life of the improvement.

Repairs and maintenance that do not improve or extend the lives of the property and equipment are charged to expense as incurred.

Comprehensive Income (Loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that are recorded as an element of stockholder’s equity but are excluded from net income (loss). The Company’s other comprehensive income (loss) is comprised of foreign currency translation adjustments.

Foreign Currency Translation

Assets, liabilities, revenue and expenses denominated in non-U.S. currencies are translated at the rate of exchange prevailing on the date of the balance sheet. Gains (losses) on translation of the financial statements are from the Company’s operations where the functional currency is not the U.S. dollar. Translation gains (losses) are reflected as a component of accumulated other comprehensive income (loss). Gains (losses) on foreign currency transactions are included in the statements of Income.

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Notes to Financial Statements

Note 2 - Summary Of Significant Accounting Policies (continued)

Revenue and Cost Recognition:

The Company recognizes revenue from construction contracts over the contractual period under the percentage-of-completion (POC) method of accounting. This method of accounting recognizes sales and gross profit as work is performed based on the relationship between actual costs incurred and total estimated costs at completion. Recognized revenues that will not be billed under the terms of the contract until a later date are recorded in “Costs and earnings in excess of billings”. Likewise, contracts where billings to date have exceeded recognized revenues are recorded in “Billings in excess of costs and earnings”. Construction costs of projects under contract include all direct material and labor costs and other direct costs related to contract performance. Changes to the original estimates may be required during the life of the contract and such estimates are reviewed periodically. Changes in job performance, job conditions, estimated profitability and final contract settlements might result in revisions to costs and income that are recognized in the period in which the changes are disregarded. Estimated losses are recorded when identified and material.

The use of the POC method of accounting involves considerable use of estimates in determining revenues, costs and profits and in assigning the amounts to accounting periods. The Company continually evaluates all of the assumptions, risks and uncertainties inherent with the application of the POC method of accounting. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near-term.

Revenue from service or short term contracts is recognized currently as the work is performed.

Cash and Cash Equivalents:

For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

Fair value of financial instruments:

The carrying value of the Company’s financial instruments, consisting principally of cash, receivables and accounts payable approximates fair value due to either the short-term maturity of the instruments or borrowings with similar interest rates or maturities.

Income taxes:

The Company accounts for uncertainty in income taxes using a recognition threshold of more-likely-than-not to be sustained upon examination by the appropriate taxing authority. Measurement of the tax uncertainty occurs if the recognition threshold is met. Management has determined that there were no tax uncertainties that met the recognition threshold at the balance sheet dates, and no interest and penalties related to unrecognized tax benefits have been recognized in the Company’s financial statements.

The Company files tax returns in the Australia federal jurisdiction and has no open tax years for 2012 and prior.

Compensated Absences:

The Company provides for employees to annually accrue up to five weeks of unused vacation beyond the calendar year as required by Australian law. At December 31, 2016, the Company had a balance of accrued unused vacation time of approximately $110,000.

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Notes to Financial Statements

Note 2 - Summary Of Significant Accounting Policies (continued)

Advertising:

The Company expenses advertising costs as they are incurred. Advertising expense for the six months ended December 31, 2016 and 2015 were $1,073 and $2,297, respectively.

Operating Loss and Tax Credit Carryforwards:

At December 31, 2016, the Company has loss carryforwards totaling approximately $95,000 that may be offset against future taxable income. The carryforwards are available indefinitely.

Note 3 – Significant Concentrations of Credit Risk

Cash maintained at an authorized deposit-taking institution (bank) incorporated in Australia is insured by the Australian Securities & Investments Commission (“ASIC”) up to approximately $180,000 USD in total. At December 31, 2016, cash balances, in USD exceeded ASIC insured limits by approximately $72,000.

Credit risk for trade accounts is concentrated as well because substantially all of the balances are receivable from entities located within certain geographic regions. To reduce credit risk, the Company performs ongoing credit evaluations of its customers’ financial conditions, but does not generally require collateral. In addition, at December 31, 2016, approximately 25% of the Company’s accounts receivable is due from one unrelated customer; and, at December 31, 2015, approximately 37% of the Company’s accounts receivable is due from two unrelated customers, 22% and 15%, respectively.

Note 4 – Major Customers

During the six months ended December 31, 2016, there were no customers with a concentration of 10% or higher. During the six months ended December 31, 2015, approximately 17% of the Company’s revenue was earned from one customer.

Note 5 – Property and Equipment

At December 31, 2016, property and equipment are comprised of the following:

Furniture and fixtures (5 to 7 years)	$6,320
Machinery and equipment (5 to 7 years)	34,480
Computer and software (3 to 5 years)	79,098
Auto and truck (5 to 7 years)	227,456
Leasehold improvements (life of lease)	37,425
384,779
Less: accumulated depreciation	(284,963)
$99,816

Depreciation expense for the six months ended December 31, 2016 and 2015 amounted to $13,402 and $5,407, respectively.

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Notes to Financial Statements

Note 6 - Related Party Transactions

At December 31, 2016, the balance due to Turquino Equity LLC, an entity affiliated by common ownership and management, amounted to approximately $52,000. During the six months ended December 31, 2016 and 2015, the Company paid $81,000 and $75,000, respectively, to Turquino Equity, LLC, for management services.

Note 7 - Uncompleted Contracts

Costs, estimated earnings and billings on uncompleted contracts are summarized as follows at December 31, 2016:

Costs incurred on uncompleted contracts	$1,548,420
Estimated earnings	985,986
Costs and estimated earnings earned on uncompleted contracts	2,534,406
Billings to date	1,948,585
Costs and estimated earnings in excess of billings on uncompleted contracts	585,821
Costs and earnings in excess of billings on completed contracts	569,855
$15,966

Included in the amounts in the accompanying balance sheets under the following captions at December 31, 2016:

Costs and earnings in excess of billings	$91,657
Billings in excess of costs and earnings	(75,691)
$15,966

Note 8 - Leases

The Company entered into two operating leases for office space in Woombye and Brisbane, Queensland, Australia, both expiring in April 2018. The future minimum payments on the lease, net of charges to affiliated company, for each of the next two years and in the aggregate amount to the following:

2017 (remaining)	$43,476
2018	93,461
$136,937

Rent expense for the six months ended December 31, 2016 and 2015 amounted to approximately $90,000 and $96,000, respectively, and is included in “General and Administrative” expenses on the related statements of income.

Note 9 - Contract Backlog

As of December 31, 2016, the Company had a contract backlog of approximately $2,218,000 with anticipated direct costs to complete of approximately $1,795,463.

7

Notes to Financial Statements

Note 10 - Subsequent Events

Date of Management’s Review:

The Company has evaluated subsequent events for the period from December 31, 2016, the date of these Financial Statements, through April 17, 2017, which represents the date these Financial Statements were available to be issued.

Sale of business:

On January 31, 2017, the shareholders of the Company entered into a Share Exchange Agreement with H/Cell Energy Corporation (“H/Cell”), an entity affiliated by common ownership, whereby H/Cell agreed to acquire all outstanding shares of the Company in exchange for shares of stock in H/Cell.

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